Exhibit 20.8
Page 1 of 4

Navistar Financial 1997-A Owner Trust
For the Month of April 1997
Distribution Date of May 15, 1997

Original Pool Amount Initial Receivables    $411,613,980.45
Subsequent Receivables (transferred 5/9/97)  $76,128,743.83

Beginning Pool Balance                      $411,613,980.45
Beginning Pool Factor                             1.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)       $17,819,771.23
  Interest Collected                          $3,447,471.39

Additional Deposits:
  Repurchase Amounts                                  $0.00
  Liquidation Proceeds/Recoveries                     $0.00
Total Additional Deposits                             $0.00
Repos/Chargeoffs                                $312,536.51
Aggregate Number of Notes Charged Off                     0

Total Available Funds                        $21,267,242.62
Ending Pool Balance                         $393,481,672.71
Ending Pool Factor                                0.9559483

Servicing Fee                                   $343,011.65

Repayment of Servicer Advances                        $0.00

Reserve Account:
  Beginning Balance (See Memo Item)          $25,606,493.02
  Target Percentage                                    5.25%
  Target Balance                             $24,654,546.87
  Minimum Balance                            $10,242,597.21
  (Release)/Deposit                            ($951,946.15)
  Ending Balance                             $24,654,546.87

Current Weighted Average APR:                        10.236%
Current Weighted Average Remaining Term (months):     47.01

                                            Dollars       Notes
Delinquencies:
Installments:
     1-30 days                             215,988.00      126
    31-60 days                               4,503.66        5
    60+ days                                     0.00        0

    Total                                  220,491.66      126

  Balances: 60+ days                             0.00        0

Memo Item - Reserve Account
  Opening Balance                      $21,609,733.97
  + Invest. Income                               0.00
  + 5/9/97 Transfer                     $3,996,759.05
    Beginning Balance                  $25,606,493.02

Exhibit 20.8
Page 2 of 4

Navistar Financial 1997-A Owner Trust
For the Month of April 1997

                                                                    NOTES
                                           TOTAL         CLASS A-1        CLASS A-2       CLASS A-3       CLASS B NOTES
Original Pool Amount
 Distributions:                      $500,000,000.00  $85,000,000.00  $221,500,000.00  $176,000,000.00   $17,500,000.00
 Distribution Percentages (1)                                100.00%            0.00%            0.00%            0.00%
 Coupon                                                       5.841%           6.350%           6.750%           6.950%

Beginning Pool Balance               $411,613,980.45
Ending Pool Balance                  $393,481,672.71
Collected Principal                   $17,819,771.23
Collected Interest                     $3,447,471.39
Charge-Offs                              $312,536.51
Liquidation Proceeds/Recoveries                $0.00
Servicing                                $343,011.65
Cash Transfer from Negative Carry Acct.  $130,330.05
  Total Collections Available
    for Debt Service                  $21,054,561.02

Beginning Balance                    $500,000,000.00  $85,000,000.00  $221,500,000.00  $176,000,000.00   $17,500,000.00

Interest Due(2)                          $713,918.88     $110,330.00      $312,561.11      $264,000.00       $27,027.77
Interest Paid                            $713,918.88     $110,330.00      $312,561.11      $264,000.00       $27,027.77
Principal Due                         $18,132,307.74  $18,132,307.74            $0.00            $0.00            $0.00
Principal Paid                        $18,132,307.74  $18,132,307.74            $0.00            $0.00            $0.00

Ending Balance                       $481,867,692.26  $66,867,692.26  $221,500,000.00  $176,000,000.00   $17,500,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                        0.7867           1.0000           1.0000           1.0000

Total Distributions                   $18,846,226.62  $18,242,637.74      $312,561.11      $264,000.00       $27,027.77

Interest Shortfall                             $0.00           $0.00            $0.00            $0.00            $0.00
Principal Shortfall                            $0.00           $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)       $0.00           $0.00            $0.00            $0.00            $0.00

Excess Servicing                       $2,208,334.40

Beginning Reserve Account Balance     $25,606,493.02
(Release)/Draw                          ($951,946.15)
Ending Reserve Account Balance        $24,654,546.87


(1) Principal distributions will be paid in the following priority: First to Class A-1 until paid in full; Second to Class A-2 until paid in full;
    Third to Class A-3 until paid in full; Fourth 100% to the Class B Notes.

(2) Interest accrued from 5/7/97 closing date to and including 5/14/97 (8 days).

Exhibit 20.8
Page 3 of 4



Navistar Financial 1997-A Owner Trust
For the Month of April 1997



Trigger Events:  A) Loss Trigger - Reserve Account Balance
                 B) Delinquency Trigger


                                5              4              3              2               1
                             Dec 1996       Jan 1997       Feb 1997       Mar 1997        Apr 1997
Beg. Pool Balance                 N/A            N/A            N/A            N/A     $411,613,980.45



A) Loss Trigger:
Principal of Contracts
  Charged off                     N/A            N/A            N/A            N/A         $312,536.51
Recoveries                        N/A            N/A            N/A            N/A               $0.00

Loss Trigger - Reserve Account Balance
  Total Charged off (Months 5,4,3)             $0.00
  Total Recoveries (Months 3,2,1)               0.00
  Net Loss/(Recoveries) for 3 Mos.             $0.00(a)

Total Balance (Months 5,4,3)                   $0.00(b)

Loss Ratio Annualized [(a/b)(12)]                N/A

Trigger: Is Ratio> 1.5%                           No

B) Delinquency Trigger:
   Balance Delinquency 60+ days                                 N/A            N/A           $0.00
   As a % of Beginning Pool Balance                             N/A            N/A        0.00000%
   Three Month Average                                          N/A            N/A             N/A

Trigger: Is Average> 2.0%                         No

Exhibit 20.8
Page 4 of 4



Navistar Financial 1997-A Owner Trust
For the Period May 7, 1997 through May 15, 1997


Pre-Funding Account:

   Initial Pre-Funded Amount                                  $88,386,019.55
   Plus Investment Earnings                                            $0.00
   Less 5/9/97 Transfer to Seller                             $72,131,984.78 (1)
   Less 5/9/97 Transfer to Reserve Account                    $ 3,996,759.05 (2)

   Ending Balance                                             $12,257,275.72

       (1)  Starting Receivable Balance of
            Subsequent Receivables               $76,128,743.83
            Less Reserve Account Initial
            Deposit for Subsequent Receivables    $3,996,759.05
       (2)  5.25 of Subsequent Receivables

Negative Carry Account:
   Initial deposit 5/7/97                                        $686,170.00
   Plus Investment Earnings                                            $0.00
   Less Negative Carry Amount for Monthly Period
     (as of 4/30/97)                                             $130,330.05
   Subtotal                                                      $555,839.95

   Required Negative Carry Account Balance                        $92,216.81
   Excess Released to Certificateholders                         $463,623.14

   Ending Balance 5/15/97                                         $92,216.81


Navistar Financial Corporation




by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer